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                                                                Exhibit 10.2


                          GOOD TIMES RESTAURANTS INC.

                      AMENDMENT AND AGREEMENT REGARDING
                     SERIES A CONVERTIBLE PREFERRED STOCK

     This Amendment and Agreement Series A Convertible Preferred Stock ("Amendment") is dated this 3rd day of December, 1997, effective as of October 31, 1997, by and between Good Times Restaurants Inc. (the "Company") and The Bailey Company ("Bailey").


                                   RECITALS

     A. Bailey currently owns all of the outstanding shares of the Company's Series A Convertible Preferred Stock consisting of 1,000,000 shares (the "Preferred Shares"), which shares were purchased by Bailey pursuant to the terms and conditions of the Series A Convertible Preferred Stock Purchase Agreement dated May 31, 1996, as amended by the First Amendment to Series A Convertible Preferred Stock Purchase Agreement dated effective as of May 31, 1996 (the "Agreement"). All capitalized and undefined terms herein shall have the same meaning as in the Agreement.

     B. Pursuant to the Agreement, the Preferred Shares are convertible into common stock of the Company at various conversion prices depending upon the number of Preferred Shares being converted and the date of conversion.

     C. The Company desires to obtain financing of at least $2,000,000 on acceptable terms prior to April 30, 1998 ("Financing"), the proceeds of which shall be used by the Company for the development of additional restaurants and for advertising and other Company expenses.

     D. The Company and Bailey desire to modify and amend the conversion rights of the Preferred Shares in consideration of Bailey's agreement to consider in its sole and absolute discretion assisting the Company to obtain its Financing as set forth herein.


                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Bailey agree as follows:

     1. Bailey hereby agrees to review all information provided to it by the Company in connection with any Financing and it shall consider in its sole and absolute discretion assisting the Company with such Financing upon terms and conditions to be mutually agreeable between the Company and Bailey. Notwithstanding the foregoing, Bailey shall have no obligation to assist the Company with any Financing whatsoever.
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     2.       In consideration of Bailey's agreement in paragraph 1 above, the conversion periods and the conversion prices with respect to the Preferred Shares as set forth in the Agreement are hereby amended as follows:



                              Maximum Number of
Conversion Period              Preferred Shares          Conversion Price
-----------------              ----------------          ----------------

October 1, 1997 -                  1,000,000                  $0.46875
April 30, 1998

May 1, 1998 -                      1,000,000*                 $0.56875
April 30, 1999

May 1, 1999 and                    1,000,000*          the greater of (i) the
thereafter                                          Dividend Conversion Rate at
                                                   the time of such conversion,
                                                          and (ii)$0.46875


     *        To the extent not previously converted.


     3. If Bailey does not assist the Company in obtaining its Financing, and if Bailey converts some or all of the Preferred Shares on or before April 30, 1998 at the $0.46875 conversion price as set forth above, then any dividend shall not be paid or accrue (or to the extent already paid shall be refunded) from and after October 1, 1997 with respect to the first 500,000 Preferred Shares (or any portion thereof) converted and from and after January 1, 1998 with respect to the next 250,000 Preferred Shares (or any portion thereof) converted beyond the first 500,000. Except under the foregoing circumstances, dividends shall continue to accrue and be payable with respect to all unconverted Preferred Shares.

     4. The Company and Bailey understand and agree that it is impossible to determine to what extent, if any, and under what circumstances Bailey may assist the Company in obtaining acceptable Financing. Depending upon the terms and risks involved in connection with any proposed assistance with a Financing by Bailey, Bailey may require additional consideration from the Company, including without limitation additional amendments to the conversion rights with respect to the Preferred Shares. The Company is not however obligated to accept any assistance from Bailey nor is it obligated to provide Bailey with any additional consideration in connection with any Bailey assisted Financing.

     5. Except as expressly set forth in this Amendment, all other rights, powers, preferences, qualifications and restrictions with respect to the Preferred Shares shall remain in full force and effect.

     6. This Amendment has been approved by the vote of the Board of Directors of the Company without participation of the two Company directors appointed by Bailey.

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     7.       This Amendment may be executed in counterparts and delivered by facsimile transmission.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of October 31, 1997.


                                   GOOD TIMES RESTAURANT INC.,
                                   a Nevada corporation


                                   By:/s/ Boyd E. Hoback
                                      -------------------------------------
                                      Boyd E. Hoback, President


                                   THE BAILEY COMPANY,
                                   a Colorado limited partnership


                                   By:  The Erie County Investment Co.,
                                        Its General Partner


                                   By: /s/ David E. Bailey
                                      -------------------------------------
                                      David E. Bailey, President

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